Exhibit 23.3

Gai,Goffer,Yahav,Guilman,Udem & Co.

Certified Public Accountants (Isr.)

21 March 2007

Re:	Consent of Certified Public Accountants

We consent to the inclusion of our report dated February 15, 2007 on our audits of the financial statements of BioPad Ltd. as of December 31, 2005 and 2006 and for the periods then ended included in this Registration Statement of Synova Healthcare Group, Inc. on Pre-Effective Amendment No.1 (File No. 333-134085) Form SB-2. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Respectfully yours,

Gai,Goffer,Yahav,Guilman,Udem & Co.

Certified Public Accountants (Isr.)

A member of International     •     74 Derech Begin Tel Aviv 67215 Israel . Tel 972-3-5622282 . Fax 972-3-5622275 . office@gyugcpa.com